Exhibit 10.8

RENT THE RUNWAY, INC.

Restricted Share Unit Agreement

Granted Under 2019 Stock Incentive Plan

1. Grant of RSUs.

This agreement (the “Agreement”) evidences the grant by Rent the Runway, Inc., a Delaware corporation (the “Company”), on _______________________ (the “Grant Date”) to __________________________, an employee, consultant, or director of the Company (the “Participant”), a total of ____________________ restricted stock units (each, an “RSU”) on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”). Each RSU corresponds to one share (a “Share”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) and shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. The RSUs shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”).

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.

2. Vesting Schedule. Two vesting requirements must be satisfied on or before the Expiration Date specified above in order for an RSU to vest — a time-based requirement (the “Time-Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”). No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Time-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“RSU Vesting Date”) of an RSU will be the first date upon which both of those requirements were satisfied with respect to that particular RSU.

(a) Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSU that has not theretofore been terminated pursuant to the terms of Section 2(c) below) on the first to occur of: (1) the six month anniversary of, or if earlier, March 15 of the year following, an Initial Public Offering or a Direct Listing, or (2) the consummation of a Reorganization Event of the Company. For purposes of this Agreement, (A) an “Initial Public Offering” shall mean the first registered offering of securities of the Company under the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect and (B) a “Direct Listing” shall mean the initial listing of the Company’s equity securities on a national securities exchange by means of a registration statement on Form S-1 filed by the Company with the SEC that registers existing capital stock of the Company for resale.

(b) Time-Based Requirement. The Time-Based Requirement will be satisfied as to 25% of the RSUs on the first anniversary of ______________________ and as to 6.25% of the RSUs on each quarterly anniversary thereafter, subject to Section 2(c) and section 4.

(c) Notwithstanding Section 2(b), in the event the Participant ceases to be an Eligible Participant (as defined below), all RSUs that have not satisfied the Time-Based Requirement on or prior to the date of such cessation shall be immediately forfeited by the Participant as of the date of such cessation without any payment of consideration therefor, and any RSUs that have satisfied the Time-Based Requirement on or prior to the date of such cessation shall remain eligible to vest subject to the satisfaction of the Liquidity Event Requirement prior to the Expiration Date. For purposes of this Agreement, “Eligible Participant” shall mean an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive RSUs under the Plan.

(d) In addition, in the event that the Liquidity Event Requirement is not satisfied prior to the Expiration Date, the RSUs shall be forfeited in their entirety by the Participant as of the Expiration Date without any payment of consideration therefor.

3. Settlement of RSUs.

(a) Timing of Settlement. Subject to Section 3(b) below, each RSU shall be settled by delivery of one Share (whether in book entry or certificated form) as soon as administratively practicable following the applicable RSU Vesting Date, and in any event, within thirty (30) days following the applicable RSU Vesting Date (such date, the “Settlement Date”) (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code). Notwithstanding the foregoing, the Administrator may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other applicable law, provided that such distribution or payment shall be made at the earliest date at which the Administrator reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), if applicable to the Participant, and provided further that no payment or distribution shall be delayed under this Section 3(a) if such delay will result in a violation of Section 409A of the Code, if applicable to Participant.

(b) Condition to Settlement; Rights as Stockholder. Notwithstanding anything herein to the contrary, the Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 9(f) of the Plan. Furthermore, unless otherwise determined by the Administrator, the Settlement Date shall not occur prior to the Participant providing to the Company at its principal office a signed Joinder Agreement in the form attached hereto as Exhibit A, pursuant to which the Participant agrees to become a party to and bound by that certain Eighth Amended and Restated Stockholders’ Agreement, dated as of April 30, 2020 by and among the Company and certain stockholders of the Company (as such agreement may be amended and/or restated from time to time, the “Stockholders’ Agreement”) and that certain Eighth Amended and Restated Voting Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company (as such agreement may be amended and/or restated from time to time, the “Voting Agreement”). Such Shares issued pursuant to the RSUs shall be subject to the terms and conditions of the Stockholders’ Agreement and the Voting Agreement, to the extent then applicable. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares of Common Stock that may become deliverable hereunder unless and until such Shares of Common Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4. Termination of Relationship with the Company for Cause or due to Covenant Breach. Notwithstanding anything herein to the contrary, if prior to any Settlement Date, (a) the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below) or (b) the Participant violates the non-competition, non-disparagement, non-solicit, non-interference or confidentiality provisions of any employment, consulting, advisory, nondisclosure, non-competition or other agreement between the Participant and the Company (including, without limitation, the Restrictive Covenant Agreement (as defined below)), in addition to all other available remedies (including without limitation (1) seeking damages as it can show it sustained by reason of such breach and (2) those remedies set forth in Section 12 of this Agreement), all RSUs (whether or not vested) shall automatically terminate and be forfeited in their entirety, no Shares of Common Stock shall actually be issued in settlement of those RSUs, and the Participant shall have no further right or interest therein.

5. Restrictions on RSUs and Issuance of Shares.

(a) Transferability. Except as otherwise provided in the Plan or with the prior consent of the Administrator, the RSUs, any Shares of Common Stock issued pursuant to the settlement of the RSUs or any right or interest therein may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”); provided, that this Section 5(a) shall not prevent Transfers by will or the laws of descent and distribution.

(b) No Obligation to Recognize Invalid Transfer. Any Transfer, or purported Transfer, of Shares acquired through settlement of an RSU or any right or interest therein not made in strict compliance with this Agreement shall be null and void and the Company shall not be required (1) to transfer on its books any of the Shares which shall have been Transferred in violation of any of the provisions set forth in this Section 5, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so Transferred. The Participant agrees that he or she will not transfer any Shares acquired upon settlement of the RSUs or any right or interest therein unless the transferee, as a condition to such transfer, agrees and delivers a written instrument (in a form satisfactory to the Company) that such transferee shall receive and hold such transferred Shares or interest therein subject to the terms and conditions of this Agreement, including this Section 5, the Stockholders’ Agreement and such other terms and conditions as the Administrator may provide.

(c) Restrictions on Shares. The Participant further acknowledges that any Shares of Common Stock issued pursuant to the settlement of the RSUs are subject to the terms and conditions of the Plan, Stockholders’ Agreement and the Voting Agreement, as applicable, including, without limitation, transferability restrictions, repurchase rights, requirements that such Shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. In the event the Participant is a party to the Stockholders’ Agreement and obligations under the remaining provisions of this Agreement conflict with those set forth in the Stockholders’ Agreement, the terms of the Stockholders’ Agreement shall prevail.

(d) Stop Transfer Orders. In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to transfer restrictions and a right of first refusal in favor of the Company, as provided in the Company’s bylaws, the Eighth Amended and Restated Stockholders’ Agreement, the Eighth Amended and Restated Voting Agreement, the 2019 Stock Incentive Plan and a certain restricted stock unit agreement with the Company (each as in effect from time to time).”

6. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending on the date specified by the underwriters of Common Stock, not to exceed 180 days after the date of the final prospectus relating to the offering (plus such other period to the extent requested by the managing underwriters for such offering to accommodate regulatory restrictions), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7. Tax Matters.

The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or Shares. The Company shall not be obligated to deliver Shares (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless and until the Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant arising in connection with the RSUs and/or Shares.

8. Section 409A.

It is the intention and understanding of the parties that the RSUs are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This Agreement and the Plan shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code in respect of any RSUs. Notwithstanding the foregoing, if the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A of the Code, this Agreement will be interpreted and administered to be in compliance with Section 409A of the Code and the Participant’s consent shall not be required for any amendment to the Plan or this Agreement or the adoption of any other policies and procedures (including amendments, policies and procedures with retroactive effect) or such other actions by the Administrator which, in the sole discretion of the Administrator, are necessary or appropriate for the RSUs either to be exempt from the application of Section 409A of the Code or to comply with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any subsidiary thereof, or the Administrator will have any obligation to take any action to prevent the assessment of any excise tax or penalty on the Participant under Section 409A of the Code, and neither the Company, any subsidiary thereof, or the Administrator will have any liability to the Participant for such tax or penalty.

9. Provisions of the Plan; Amendment.

The RSUs are subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement. To the extent permitted by the Plan, the Administrator may amend this Agreement in any respect to the extent determined necessary or desirable by the Administrator in its discretion. Notwithstanding the foregoing, except as otherwise set forth in the Plan, no such amendment shall materially and adversely impair the rights of the Participant hereunder without the Participant’s prior consent.

10. Restrictive Covenants.

The Participant hereby acknowledges and agrees that any written covenants between the Participant and the Company or its subsidiaries or any confidentiality or other restrictive covenant agreement with the Company or any of its subsidiaries, including, without limitation, the certain Invention and Non-Disclosure Agreement and Non-Competition and Non-Solicitation Agreements (collectively, the “Restrictive Covenant Agreements”), are incorporated herein by reference, and that such Restrictive Covenant Agreements remain in full force and effect.

The Participant recognizes that the Company and its subsidiaries, including without limitation its founders, owners, investors and stockholders, have an on-going economic interest in the reputation and good will of the Company, its business, services and products. The Participant agrees not to interfere with that economic interest by disparaging or otherwise communicating to any person or entity negative statements, whether written or oral, about the Company or its founders, owners, investors, stockholders, employees, advisors, business, products or services. The Participant shall not interfere with or otherwise in any way or through any medium directly or indirectly seek to harm or to profit at the expense of the Company’s business prospects or reputation. Nothing in this Section 10 shall preclude the Participant from making truthful statements as required by applicable law, or to confer in confidence with the Participant’s legal representatives. The Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede the Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and Participant shall not be not required to notify the Company that such reports or disclosures have been made.

11. Recoupment.

The Shares shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon disposition of the Shares received upon the settlement of the RSUs.

12. Remedies.

By acceptance of the grant of this RSU, the Participant agrees that if the Participant violates the non-disparagement or non-interference provisions of this Agreement or any employment contract or other agreement between the Participant and the Company, or threatens to do so, in addition to all other available remedies (including, without limitation, (i) seeking such damages as it can show it has sustained by reason of such breach and (ii) those remedies set forth in Section 4 of this Agreement), (a) the Company shall be entitled to specific performance and injunctive and other appropriate relief (without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law) to prevent the Participant from doing so, and/or (b) the Company (by action of the Administrator or such officer of the Company authorized to act by the Administrator) may cause any or all of the following actions to occur: (i) this Agreement to become void, to be forfeited and to terminate effective as of the date on which the Participant violated such agreement, (ii) any Shares of Common Stock acquired by the Participant upon settlement of the RSUs to be forfeited and returned to the Company, and/or (iii) any gain realized by the Participant from the sale or transfer of Shares of Common Stock acquired through the settlement of the RSUs to be returned by the Participant to the Company. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of any non-disparagement or non-interference provisions of this Agreement or any employment contract or other agreement between the Participant and the Company is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.

13. Compliance with Legal Requirements.

(a) Investment Representations. In the event of the settlement of the RSUs in Shares at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Participant hereby represents and warrants to the Company that:

(1) He or she is acquiring the Shares for his or her own account for investment only, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of and/or in violation of the Securities Act or any rule or regulation under the Securities Act.

(2) He or she understands that he or she may suffer adverse tax consequences as a result of the settlement of the RSUs (and the Shares issuable with respect thereto). He or she represents that he or she has consulted with, or had the opportunity to consult with, any tax consultants that he or she deems advisable in connection with the acquisition or disposition of the Shares and that he or she is not relying on the Company for any tax advice.

(3) He or she has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition and holding of the Shares and has acquired sufficient information about the Company to make an informed investment decision with respect to such acquisition or holding.

(4) He or she understands that (i) the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein, and are “restricted securities” under the Securities Act and (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. He or she further understands that (a) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act, (b) that the offering and acquisition of Shares to the Participant is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and/or Regulation D and/or Rule 701 promulgated thereunder by the SEC, and that (c) the exemption from registration under Rule 144 for the resale of the Shares in limited circumstances will not be available for at least one year (or in certain cases, six months if the Company becomes subject to the periodic reporting requirements of the Securities and Exchange Act of 1934) and even then will not be available unless the other terms and conditions of Rule 144 are complied with.

(b) The Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, any instrument containing additional investment representations.

(c) The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the 1934 Act, and any and all regulations and rules promulgated thereunder by the SEC, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

14. Governing Law; Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

15. Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

16. No Effect on Employment or Service.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or such subsidiary and the Participant.

[Signature page follows]

The Company and the Participant acknowledge receipt of this Agreement and a copy of the Company’s 2019 Stock Incentive Plan, and hereby agree to the terms and conditions thereof.

RENT THE RUNWAY, INC.		PARTICIPANT

By:		By:
Name:	Scarlett O’Sullivan	Name:
Title:	Chief Financial Officer	Email:

Exhibit A

FORM OF JOINDER AGREEMENT TO

STOCKHOLDERS’ AGREEMENT

AND

VOTING AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to:

a)

that certain Eighth Amended and Restated Stockholders’ Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company, as may be amended and/or restated from time to time; and

b)

that certain Eighth Amended and Restated Voting Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company, as may be amended and/or restated from time to time;

in each case as a “Common Stockholder” and “Stockholder” thereunder for all purposes of the agreement.

The street address and email address to which notices may be sent to the undersigned is as follows:

By:

Name:

Address:

Email Address:

PARTICIPANT QUESTIONNAIRE

RENT THE RUNWAY, INC.

This Questionnaire is distributed to certain individuals who may be granted stock options and/or restricted stock units of RENT THE RUNWAY, INC., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to support the Company’s compliance with applicable federal and state securities laws.

All answers will be kept confidential. The undersigned agrees that this Questionnaire may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire in their reasonable discretion if requested to demonstrate compliance with such securities laws. The undersigned represents that the information contained in this Questionnaire is complete and accurate and will notify the Company of any material change in any of such information.

Accredited Investor Certification. The undersigned makes one of the following representations regarding their income or net worth and certain related matters and has checked the applicable representation:

[__]

The undersigned’s income[1] during each of the last two years (as of the date of your option grant(s)) exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned’s spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned’s spouse from all sources during this year will exceed $300,000.

[__]

The undersigned’s net worth,[2] including the net worth of the undersigned’s spouse, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence) (as of the date of your option grant(s)).

[__]	The undersigned cannot make any of the representations set forth above.

[1]

For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

[2]

For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the date written below.

Print Name of Participant

(Signature)

Address